CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No.2 to the Registration Statement on Form N-2 filed by RMK Multi-Sector High Income Fund, Inc. (the "Fund") of our report dated January 16, 2006, relating to the financial statements of the Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accountants," "Report of Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
January 16, 2006